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                                                                      EXHIBIT 11
                         NORTEK, INC. AND SUBSIDIARIES

          CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                      --------------------------------------------------------------------------
                                                                                                                       PRO FORMA
                                                        1988         1989         1990         1991         1992         1992
                                                      ---------    ---------    ---------    ---------    ---------    ---------
CALCULATION OF THE NUMBER OF SHARES TO BE USED IN
  COMPUTING PRIMARY NET EARNINGS PER SHARE:
    Weighted average common and special common
      shares issued during the period...............  16,429,660   16,510,966   16,514,312   16,514,312   16,542,132   16,542,132
    Less average common and special common shares
      held in the Treasury..........................  (2,010,530)  (2,791,894)  (3,048,837)  (3,053,842)  (3,965,771)  (3,965,771)
                                                      ----------   ----------   ----------   ----------   ----------   ----------
    Weighted average number of common and special
      common shares outstanding during the period...  14,419,130   13,719,072   13,465,475   13,460,470   12,576,361   12,576,361
    Dilutive effect of common stock options
      considered common stock equivalents computed
      based on the treasury stock method under the
      average price during the period...............     156,323       63,327       19,902       --           69,043      69,043
                                                      ----------   ----------   ----------   ----------   ----------   ----------
    Weighted average number of common and common
      equivalent shares outstanding during the
      period........................................  14,575,453   13,782,399   13,485,377   13,460,470   12,645,404   12,645,404
                                                      ==========   ==========   ==========   ==========   ==========   ==========
CALCULATION OF THE NUMBER OF SHARES TO BE USED IN
  COMPUTING FULLY DILUTED EARNINGS PER SHARE:
    Weighted average common and special common
      shares outstanding during the period..........  14,419,130   13,719,072   13,465,475   13,460,470   12,576,361   12,576,361
    Diluted effect of stock options considered
      common stock equivalents computed under the
      treasury stock method using the greater of the
      price at the end of the period or the average
      price during the period.......................     195,875       63,327       19,902       --           78,552      78,552
    Dilutive effect of assuming conversion of
      the Company's
      7 1/2% convertible debentures.................   4,205,526    1,618,786      794,666      794,666      755,971     755,971
      9% convertible debentures.....................     266,014      200,342      127,283       56,697       --           --
                                                      ----------   ----------   ----------   ----------   ----------   ----------
                                                      19,086,545   15,601,527   14,407,326   14,311,833   13,410,884   13,410,884
                                                      ==========   ==========   ==========   ==========   ==========   ==========
                                                                39 WEEKS ENDED
                                                      -----------------------------------
                                                                                PRO FORMA
                                                      SEPT. 26,     OCT. 2,      OCT. 2,
                                                        1992         1993         1993
                                                      ---------    ---------    ---------
                                                      <
CALCULATION OF THE NUMBER OF SHARES TO BE USED IN
  COMPUTING PRIMARY NET EARNINGS PER SHARE:
    Weighted average common and special common
      shares issued during the period...............  16,528,567   16,597,180   16,597,180
    Less average common and special common shares
      held in the Treasury..........................  (3,935,522)  (4,066,602)  (4,066,602)
                                                      ----------   ----------   ----------
    Weighted average number of common and special
      common shares outstanding during the period...  12,593,045   12,530,578   12,530,578
    Dilutive effect of common stock options
      considered common stock equivalents computed
      based on the treasury stock method under the
      average price during the period...............      96,961       73,969       73,969
                                                      ----------   ----------   ----------
    Weighted average number of common and common
      equivalent shares outstanding during the
      period........................................  12,690,006   12,604,547   12,604,547
                                                     ===========   ==========   ==========
CALCULATION OF THE NUMBER OF SHARES TO BE USED IN
  COMPUTING FULLY DILUTED EARNINGS PER SHARE:
    Weighted average common and special common
      shares outstanding during the period..........  12,593,045   12,530,578   12,530,578
    Diluted effect of stock options considered
      common stock equivalents computed under the
      treasury stock method using the greater of the
      price at the end of the period or the average
      price during the period.......................      96,961       79,813       79,813
    Dilutive effect of assuming conversion of
      the Company's
      7 1/2% convertible debentures.................     764,244      721,117      721,117
      9% convertible debentures.....................      --           --           --
                                                      ----------   ----------   ----------
                                                      13,454,250   13,331,508   13,331,508
                                                     ===========   ==========   ==========

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Note: For purposes of computing fully diluted earnings per share in 1988, actual interest expense and amortization of issue costs of the convertible debentures, net of tax benefits, were added to net earnings. Earnings
      (loss) per share calculations for the years ended December 31, 1989, 1990, 1991 and 1992 and for the 39 weeks ended September 26, 1992 and October 2, 1993 do not include the effect of common stock equivalents or convertible debentures (and the reduction in related expense) because the assumed exercise and conversion is anti-dilutive for the net loss amount.
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